Exhibit 15.2

April 24, 2025	Our Ref: WPTL/KH/U0683-H27504
YXT.COM GROUP HOLDING LIMITED Room 501-502, No. 78 East Jinshan Road Huqiu District, Suzhou, Jiangsu, 215011 People’s Republic of China

Dear Sirs or Madam

YXT.COM GROUP HOLDING LIMITED

Form 20-F

We consent to the reference to our firm under the heading “Item 10.E. Taxation —Cayman Islands Taxation” in the Annual Report on Form 20-F of YXT.COM GROUP HOLDING LIMITED for the fiscal year ended 31 December 2024 (the “Annual Report”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the month of April 2025.

We hereby consent to the filing of this opinion as an exhibit to the Annual Report and to the reference to our name in the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ WALKERS (HONG KONG)
WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

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